UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

GREENBROOK TMS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-40199	98-1512724
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employee Identification No.)

890 Yonge Street, 7th Floor

Toronto, Ontario Canada

M4W 3P4

(Address of Principal Executive Offices)

(866) 928-6076

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, without par value	GBNH(1)	The Nasdaq Stock Market LLC(1)

(1) On February 22, 2024, Greenbrook TMS Inc. (the “Company”) was notified by the staff of the Nasdaq Stock Market LLC (“Nasdaq”) that it plans to file a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist the Company’s common shares (the “Common Shares”) from Nasdaq upon the completion of all applicable procedures. After the Form 25 is filed by Nasdaq, the delisting will become effective 10 days later. The deregistration of the Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be effective 90 days after filing of the Form 25, or such shorter period as the SEC may determine.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2024, the Company entered into the twenty-sixth amendment (the “Amendment”) to the Company’s credit agreement, dated as of July 14, 2022 (as previously amended and as amended by the Amendment, the “Credit Agreement”), by and among the Company, certain of its subsidiaries party thereto as guarantors, Madryn Fund Administration, LLC, as administrative agent (“Madryn”) and the lenders party thereto. Pursuant to the Amendment, the Company borrowed US$1,776,650 in senior secured term loans (the “New Loan”), the proceeds of which are expected to be used by the Company for general corporate and working capital purposes.

After giving effect to the Amendment and the borrowing of the New Loan, the aggregate principal amount outstanding under the Credit Agreement is approximately US$89 million (collectively, the “Loans”). The Loans accrue interest at a rate per annum equal to 9.0% plus the 3-month term Secured Overnight Financing Rate (subject to a floor of 1.5%) plus 0.10%. The Loans mature over 63 months and provide for four years of interest-only payments. The outstanding principal balance is due in five equal quarterly installments beginning on September 30, 2026. The Company has granted a lien on, and security interest in, all assets of the Company as security for the performance and prompt payment of the obligations of the Loan Parties under the Credit Agreement.

The terms of the Credit Agreement require the Company to satisfy various affirmative and negative covenants and to meet certain financial tests, including but not limited to, financial covenants that require the Company to (i) generate consolidated revenues for any 4 consecutive quarter period, measured quarterly for the 4 consecutive quarter period prior to the end of each quarter, in amounts that represent a specified percentage of the Company’s projected consolidated revenues for such measurement periods, assuming modest growth over time; and (ii) maintain minimum liquidity of $300,000 until March 15, 2024 and $3.0 million thereafter, tested on a daily basis. In addition, the Credit Agreement contains affirmative and negative covenants that limit, among other things, the Company’s ability to incur additional indebtedness, incur certain liens, declare certain dividends and engage in certain types of transactions. The Credit Agreement also contains affirmative covenants that require the Company to deliver, within 90 days of each fiscal year end, audited financial statements for such fiscal year, accompanied by a report and opinion of an independent certified public accountant which is not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

The Credit Agreement contains a number of events of default including, without limitation, (a) non-payment of principal when due; (b) failure to pay interest, fees or repayment premiums within 3 business days after the same becomes due; (c) failure to pay other amounts under the Credit Agreement and Investment Documents (as defined in the Credit Agreement) within 5 business days after the same becomes due; (d) failure to comply with the covenants in the Credit Agreement (subject to specified grace periods); (e) cross-default to indebtedness in an aggregate principal amount in excess of $1,000,000; (f) the initiation of insolvency proceedings; (g) the Company or any of its Subsidiaries (as defined in the Credit Agreement) becomes unable to, admits in writing its inability to, or fails to pay, its debts as due; (h) the occurrence of specified events which may have a Material Adverse Effect (as defined in the Credit Agreement), as further described in Section 9.01(l) of the Credit Agreement; and (i) entry into a final judgment against the Company (or any subsidiary) for the payment of money in an aggregate amount exceeding $1,000,000 or any non-monetary final judgment that could reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement) and, in either case, enforcement proceedings are commenced by a creditor or there is a period of 30 consecutive days during which a stay of enforcement is not in effect.

Additionally, affiliates of Madryn are collectively the Company’s largest shareholder. As reported in Madryn Asset Management, LP’s amended Schedule 13D filed with the SEC on October 24, 2023, affiliates of Madryn beneficially own 45% of the Company’s Common Shares upon full conversion of the convertible instruments held under both the terms of the Credit Agreement and the note purchase agreement entered into by, among others, the Company and affiliates of Madryn on August 15, 2023.

The foregoing is not a complete discussion of the Credit Agreement and is qualified in its entirety by reference to the full text of the Credit Agreement. A copy of the seventh amended credit agreement, dated as of March 24, 2023 (the “Seventh Amended Credit Agreement”) was filed as Exhibit 4.7 to the Company’s annual report on Form 20-F for the year ended December 31, 2022 and filed with the SEC on April 18, 2023. Defined terms used herein that are not defined are as defined in the Seventh Amended Credit Agreement. All such defined terms retain the same definition as in the current Credit Agreement, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2023. Pursuant to Item 601(b)(10)(iv) of Regulation S-K, the Company intends to redact from the filed copy of the Credit Agreement certain information that is both (i) not material and (ii) is the type of information that the Company treats as private or confidential.

Certain statements contained in this Current Report on Form 8-K, including statements relating to the New Loan and the expected use of proceeds therefrom, may constitute “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking information”). Forward-looking information may relate to the Company’s future financial and liquidity outlook and anticipated events or results and may include information regarding the Company’s business, financial position, results of operations, business strategy, growth plans and strategies, technological development and implementation, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding the New Loan and the expected use of proceeds therefrom, may be forward-looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “should”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this Current Report on Form 8-K, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements, including, without limitation: macroeconomic factors such as inflation and recessionary conditions, substantial doubt regarding the Company’s ability to continue as a going concern due to recurring losses from operations; inability to increase cash flow and/or raise sufficient capital to support the Company’s operating activities and fund its cash obligations, repay indebtedness and satisfy the Company’s working capital needs and debt obligations; prolonged decline in the price of the Company’s Common Shares reducing the Company’s ability to raise capital; inability to satisfy debt covenants under the Credit Agreement and the potential acceleration of indebtedness; risks related to the resolution of the Company’s ongoing litigation with Benjamin Klein and compliance with the terms of their settlement agreement; risks related to the ability to continue to negotiate amendments to the Credit Agreement to prevent a default; risks relating to the Company’s ability to deliver and execute on the previously-announced restructuring plan (the “Restructuring Plan”) and the possible failure to complete the Restructuring Plan on terms acceptable to the Company or its suppliers (including Neuronetics, Inc.), or at all; risks relating to maintaining an active, liquid and orderly trading market for Common Shares as a result of the Company’s forthcoming delisting from Nasdaq; risks relating to the Company’s ability to realize expected cost-savings and other anticipated benefits from the Restructuring Plan; risks related to the Company’s negative cash flows, liquidity and its ability to secure additional financing; increases in indebtedness levels causing a reduction in financial flexibility; inability to achieve or sustain profitability in the future; inability to secure additional financing to fund losses from operations and satisfy the Company’s debt obligations; risks relating to strategic alternatives, including restructuring or refinancing of the Company’s debt, seeking additional debt or equity capital, reducing or delaying the Company’s business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining bankruptcy protection, and the terms, value and timing of any transaction resulting from that process; claims made by or against the Company, which may be resolved unfavorably to us; risks relating to the Company’s dependence on Neuronetics, Inc. as its exclusive supplier of TMS devices. Additional risks and uncertainties are discussed in the Company’s materials filed with the Canadian securities regulatory authorities and the SEC from time to time, available at www.sedarplus.ca and www.sec.gov, respectively. These factors are not intended to represent a complete list of the factors that could affect the Company; however, these factors should be considered carefully. There can be no assurance that such estimates and assumptions will prove to be correct. The forward-looking statements contained in this Current Report on Form 8-K are made as of the date of this report, and the Company expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2024

Greenbrook TMS Inc.

By:	/s/ Bill Leonard
Name:	Bill Leonard
Title:	President & Chief Executive Officer